                                                                    EXHIBIT 3.5
                                                                    -----------


                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CARDIOVASCULAR DYNAMICS, INC.,

                             A DELAWARE CORPORATION


        CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        (1) That the Board of Directors of the Corporation, at a meeting of the Board of Directors, duly adopted a resolution proposing and declaring advisable the following amendment to the Amended & Restated Certificate of Incorporation of the Corporation, directing that such amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment are as follows:

               "BE IT RESOLVED, that contingent upon the completion of the acquisition of Radiance Medical Systems, Inc. by the Company, that
        Article I of the Company's Certificate of Incorporation be amended to state that the name of the Company shall be Radiance Medical Systems, Inc."

        (2) That thereafter, the holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        (3) That such amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CARDIOVASCULAR DYNAMICS, INC. has caused this Certificate of Amendment to be signed by its duly authorized Chief Financial Officer and Secretary, Stephen R. Kroll, on January 14, 1999.

                                   CARDIOVASCULAR DYNAMICS, INC.,
                                   a Delaware corporation


                                   By:    /S/ Stephen R. Kroll
                                          --------------------------------------
                                          Stephen R. Kroll
                                          Chief Financial Officer and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                 AMENDED & RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CARDIOVASCULAR DYNAMICS, INC.

                             A DELAWARE CORPORATION




        CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        (1) The Board of Directors of the Corporation, at a meeting of the Board of Directors, duly adopted resolutions proposing and declaring advisable the following amendments to the Amended & Restated Certificate of Incorporation of the Corporation, directing that such amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

               NOW, THEREFORE, BE IT RESOLVED, that Article IV, Section 4 of the Company's Amended and Restated Certificate of Incorporation be amended to read as follows:

               "4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law."

               NOW, THEREFORE, BE IT RESOLVED, that Article VIII of the Company's Amended and Restated Certificate of Incorporation be amended to add the following:

               "The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The number of directors constituting each Class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. Class I directors shall hold office for an initial term expiring at the annual meeting of stockholders in 1999. Class II directors shall hold office for an initial term expiring at the annual meeting of stockholders in 2000, and Class III directors shall hold office for a term expiring at the annual meeting of stockholders in 2001. At each annual meeting of stockholders held thereafter, directors shall be elected for a three-year term to succeed the directors of the Class whose terms then expire."

        (2) That thereafter, the holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendments in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        (3) That such amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, CARDIOVASCULAR DYNAMICS, INC. has caused this Certificate of Amendment to be signed by its duly authorized Chief Financial Officer and Secretary, Stephen R. Kroll, on November 12, 1998.

                                    CARDIOVASCULAR DYNAMICS, INC.,
                                    a Delaware corporation


                                    By:    /S/ Stephen R. Kroll
                                           -------------------------------------
                                           Stephen R. Kroll
                                           Chief Financial Officer and Secretary

                               AMENDED & RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CARDIOVASCULAR DYNAMICS, INC.

                 (Pursuant to Sections 228, 2422 and 245 of the
                General Corporation Law of the State of Delaware)

        Cardiovascular Dynamics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law").

        DOES HEREBY CERTIFY:

        FIRST: That the name of this corporation is Cardiovascular Dynamics, Inc, and that this corporation was originally incorporated on June 2, 1993, pursuant to the General Corporation Law.

        SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

        "RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

        The name of this corporation is Cardiovascular Dynamics, Inc.

                                   ARTICLE II

        The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address if The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is thirty seven million five hundred and sixty thousand (37,560,000). The number of shares of Preferred Stock authorized to be issued is seven million five hundred sixty thousand (7,560,000), par value $.001 per share, 2,060,000 of which shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and 500,000 of which shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"). The number of shares of Common Stock authorized to be issued is thirty million (30,000,000), par value $.001 per share.

               Upon filing this Amended and Restated Certificate of Incorporation, each share of Common Stock shall be, and is, hereby reclassified and divided into two (2) shares of Common Stock.

        (B) Rights, Preferences and Restrictions of the Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 2,060,000 shares, and the Series B Preferred Stock, which series shall consist of 500,000 shares, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock and the Series B Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        1. Dividend Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall, on a pari passu basis, be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $.50 per share per annum for the Series A Preferred Stock, and $1.50 per share per annum for the Series B Preferred Stock, or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock and Series B Preferred Stock), plus an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly, when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

        2. Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock and Series B Preferred Stock shall, on a pari passu basis, be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (i) with respect to the Series A Preferred Stock, an amount per share equal to the sum of (A) $6.58 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), and (B) an amount equal to declared but unpaid dividends on such share; and (ii) with respect to the Series B Preferred Stock, an amount per share equal to the sum of (A) $20.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

              (b) After the distributions described in subsection (a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

              (c)(i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                      (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                             (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                    (i) If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                    (ii) If actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                    (iii) If there is no active public market,
the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                             (B) The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the appropriate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of voting power of all then outstanding shares of such Preferred Stock.

                      (iii) In the event the requirements of this subjection 2(c) are not complied with, this corporation shall forthwith either:

                             (A) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                             (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                      (iv) The corporation shall give each holder of record of Series A Preferred Stock and Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten
(10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

        3. Conversion. The holders of Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A Preferred Stock and Series B Preferred Stock, into such number fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the

Conversion Price at the time in effect for such series. The initial Conversion Price per share for shares of Series A Preferred Stock and Series B Preferred Stock shall be the Original Series A Issue Price and Original Series B Issue Price, respectively.

               (b) Automatic Conversion. Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (A) the consummation of this corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was $7,500,000 in the aggregate, or (B) the date upon which this corporation obtains the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

               (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock and Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of Series A Preferred Stock or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock or Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                      (i) In the event this corporation should at any time or from time to time after the date upon which this corporation first issued any shares of Series B Preferred Stock (the "Purchase Date"), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock and Series B Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                      (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock and Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection (3)(d)(i), then, in each such case for the purpose of this subsection 3(e), the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

               (f) Recapitalizations. If any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 5) provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock and Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Commons Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock and Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock and Series B Preferred Stock ) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of this Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

               (h) No Fractional Shares and Certificates as to Adjustments.

                      (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Stock and Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                      (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment or readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock and Series B Preferred Stock .

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (k) Notices. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

        4. Voting Rights. The holder of each share of Series A Preferred Stock and Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

        5. Protective Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis:

                      (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of;

                      (ii) create any new class or series of stock or any other securities convertible into equity securities of the corporation (i) having a preference over, or being on a parity with, Series A Preferred Stock and Series B Preferred Stock with respect to voting, dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock and Series B Preferred Stock under this Section 5; or

                      (iii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock and Series B Preferred Stock so as to affect adversely the shares.

        6. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. This Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock. In the event all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to
Section 3 hereof, any designated but unreserved shares of Series A Preferred Stock and Series B Preferred Stock shall be deemed "converted" pursuant to this Section.

        (C) Common Stock.

        1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

        3. Redemption. The Common Stock is not redeemable.

        4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of Common Stock shall be entitled to cumulate votes in any election of directors.

                                    ARTICLE V

        A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

        This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted to this reservation.

                                   ARTICLE VII

        The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.



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

                                  ARTICLE VIII

        The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE IX

        Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                    ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

        THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

        FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the Vice President, Finance and Administration and Chief Financial Officer and the Assistant Secretary of this corporation this 1st day of May, 1996.

                                            /S/ Dana P. Nickell
                                            ------------------------------------
                                            Dana P. Nickell
                                            Vice President, Finance and
                                            Administration and Chief Financial
                                            Officer

ATTEST


/S/ Edward M. Leonard
----------------------------------
Edward M. Leonard
Assistant Secretary






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